UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 12, 2009

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant's telephone number, including area code: (701) 530-1000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Annual Incentive Awards

On February 11, 2009 the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of MDU Resources Group, Inc. (the "Company") established 2009 annual award opportunities for its executive officers including those officers who were named executive officers in the Company's proxy statement for the 2008 Annual Meeting of Stockholders and those who are expected to be named executive officers in the Company's proxy statement for the 2009 Annual Meeting of Stockholders (collectively, "NEOs"). The Board approved the award opportunities at its meeting on February 12, 2009. The 2009 NEO Annual Award Opportunity Chart is filed as Exhibit 10.1 and incorporated herein by reference.

Executive officers may receive annual cash incentive awards based upon achievement of annual performance measures with a threshold, target and maximum level. The target incentive award was established based upon the position level and actual base salary. Actual payment may range from zero to 200% of the target based upon achievement of corporate goals.

Except as the Committee may otherwise determine, in order to be eligible to receive an annual incentive award under the Long-Term Performance-Based Incentive Plan, participants must remain employed by the Company through December 31, 2009. The Committee has full discretion to determine the extent to which goals have been achieved, the payment level, whether any final payment will be made and whether to adjust awards downward based upon individual performance. Unless the Committee determines otherwise, performance measure targets will be adjusted to take into account unusual or nonrecurring events affecting the Company, a subsidiary or a division or business unit, or the financial statements thereof, or changes in applicable laws, regulations or accounting principles to the extent such unusual or nonrecurring events or changes in applicable laws, regulations or accounting principles otherwise would result in dilution or enlargement of the annual incentive award intended to be provided. Such adjustments shall be made in a manner that will not cause the award to fail to qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code.

With respect to annual incentive awards granted pursuant to an Executive Incentive Compensation Plan, participants who retire at age 65 during the year remain eligible to receive an award. Subject to the Committee's discretion, participants who terminate employment for other reasons are not eligible for an award. The Committee has full discretion to determine the extent to which goals have been achieved, the payment level and whether any final payment will be made. Once performance goals are approved by the Committee for Executive Incentive Compensation Plan awards, the Committee generally does not modify the goals. However, if major unforeseen changes in economic and environmental conditions or other significant factors beyond the control of management substantially affected management's ability to achieve the specified performance goals, the Committee, in consultation with the chief executive officer, may modify the performance goals. Such goal modifications will only be considered in years of unusually adverse or favorable external conditions.

The 2009 awards for Messrs. Hildestad, Raile, Schneider and Harp were made pursuant to the Long-Term Performance-Based Incentive Plan. The performance goals for 2009 for Messrs. Hildestad and Raile are (i) budgeted earnings per share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) with respect to the Company. The performance goals for 2009 for Mr. Schneider are (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for Knife River Corporation. The performance goals for 2009 for Mr. Harp are (i) budgeted earnings per allocated share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) for MDU Construction Services Group, Inc.

Mr. Sandness's 2009 award was made pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan based upon (i) budgeted earnings per share achieved (weighted 50%) and (ii) budgeted return on invested capital achieved (weighted 50%) with respect to the Company.

Incentive plan performance targets are established in connection with the Company's annual financial planning process, where it assesses the economic environment, competitive outlook, industry trends and company specific conditions to set projections of results.   The Committee evaluates the projected results and uses this evaluation to establish the incentive plan performance targets. The Committee also considers annual improvement in the return on invested capital measure for incentive purposes to help ensure that return on invested capital will equal or exceed the weighted average cost of capital.  Historically, this consideration took the form of a minimum annual increase in a business unit's and/or the Company's return on invested capital incentive plan performance target(s).  For 2009, in the case of Knife River Corporation, WBI Holdings, Inc. and the Company, the Committee chose not to apply the required annual minimum increase in recognition of the soft economic environment and depressed commodity prices faced by those business units and the Company.  The Committee will again consider the minimum required return on invested capital increase in 2010.  In the Committee's discretion, they may establish incentive plan performance targets higher, lower, or at the same level as the prior year's target and/or results.

Achievement of budgeted levels of earnings per allocated share and return on invested capital would result in a potential award of 100% of the target amount. Achievement of less than 85% would result in no payment, while achievement of 115% would result in a payment of 200% of the target amount.

The Company limits the after-tax incentive compensation it will pay above the target amount to 20% of earnings in excess of planned earnings.  The Company calculates the earnings in excess of planned earnings without regard to the after-tax incentive amounts above target. The Company measures the 20% limitation at the major business unit level for business unit and operating company executives, which include Messrs. Harp and Schneider, and at the corporate level for corporate executives, which include Messrs. Hildestad, Raile and Sandness.

Mr. Harp's Additional 2009 Incentive Opportunity

Mr. Harp was given an additional 2009 incentive opportunity.  If MDU Construction Services Group, Inc.'s 2009 actual return on invested capital exceeds its 2009 weighted average cost of capital by 100 to 199 basis points, Mr. Harp will receive $100,000; if it exceeds 2009 weighted average cost of capital by 200 or more basis points, Mr. Harp will receive an additional $100,000, for a total of $200,000.

Item 9.01                      Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description of Exhibit

10.1	MDU Resources Group, Inc. 2009 NEO Annual Award Opportunity Chart

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 18, 2009

MDU Resources Group, Inc.

By:	/s/ Paul K. Sandness
Paul K. Sandness
General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	MDU Resources Group, Inc. 2009 NEO Annual Award Opportunity Chart

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